SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): MARCH 31, 2001


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                   1-14076                  22-3270045
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)          Identification Number)



   3512 VETERANS MEMORIAL HIGHWAY
         BOHEMIA, NEW YORK                              11716
(Address of principal executive offices)              (Zip Code)



                                 (631) 981-5500
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On March 31, 2001, we sold our wholly owned, United Kingdom-based subsidiary, Serif (Europe) Limited ("Serif Europe") and its subsidiaries to GW 313 Limited (the "Buyer"), an English company recently formed and owned by the management team of Serif Europe and Serif Europe's wholly owned subsidiary, Serif Inc. This sale was pursuant to the terms of a Share Acquisition Agreement, dated as of March 31, 2001, between us and the Buyer. The operations of Serif Europe, Serif Inc., and Serif Europe's other wholly owned subsidiaries, Serif GmbH and Dialog 24 Limited, together with our Software Publishing Corporation ("SPC") subsidiary, comprised in all material respects our visual communications operations.

         As a result of arms-length negotiations between us and the Serif management team, we received $150,000 in cash upon closing. We also received a promissory note from Serif Inc. in the aggregate principal amount of $987,500, which bears interest at a rate of 10% per annum, and which is payable $40,000 per month, except for each April and November, in which months the payments are $30,000 and $50,000, respectively. The Buyer has guaranteed this promissory note and has pledged the shares of Serif Europe as collateral therefor. We or one of our subsidiaries remain responsible for some potential liabilities which have been recorded on our books, as set forth in the bill of sale and assignment and assumption agreement, dated as of March 31, 2001, among us and certain of our subsidiaries and Serif Europe and its Serif Inc., Serif GmbH and Dialog 24 Limited subsidiaries.

         As part of the transaction, Serif Europe received a 12-month exclusive license in Europe and a 24-month non-exclusive license in the rest of the world with respect to the software of our SPC subsidiary. Serif Europe was also granted a non-exclusive license to use SPC's Harvard Graphics(R) brand name for the purpose of selling repackaged Serif products using such name. These licenses were granted pursuant to the software license agreement, dated as of March 31, 2001 between SPC and Serif Europe. Each of such licenses shall be renewed if minimum royalty and other conditions are met. In consideration therefor, Serif Europe will pay a royalty fee of 12.5% in respect of sales of SPC software and 3% of sales of repackaged Serif software. We also agreed that while we continue to own SPC, we will not compete with Serif in the software business as long as the licenses are in effect.

         On April 2, 2001, we received a "freezing injunction order" from the Supreme Court of England and Wales restricting our ability to remove any assets up to the value of (pound)362,000, or approximately $517,000, from England or Wales. The only assets that we owned in England at such time or as of the date hereof is the $150,000 in cash that we received upon the closing of the Serif transaction, which is held on our behalf by our lawyers in England. The applicants with respect to the injunction are Ian Charles Norris McCalla, Paul John Simpson and Jeffrey Raymond White, former executive officers of Junction 15 Limited and interMETHODS Limited. These companies are former subsidiaries that we acquired in 2000 and divested in February 2001 through creditors voluntary liquidation in the United Kingdom. The employment of Messrs. McCalla and Simpson was terminated prior to such divestitures and they are claiming payment under their terminated employment agreements. Mr. White is claiming a deferred payment of approximately $100,000 under the interMETHODS acquisition agreement. We believe that we have significant

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


warranty, breach of contract and other claims against those applicants, and intend to prosecute our claims vigorously. We also believe that this injunction was issued improperly and we will attempt to have this injunction vacated; however, there is no assurance that we will be successful in this effort. Further, we believe that this injunction will not affect our ability to receive and utilize the monthly payments pursuant to the promissory note to be made from Serif Inc., a U.S. incorporated and domiciled company.

Item 5.  Other Events
         ------------

         In March and April 2001, our indirect wholly owned subsidiary, Renaissance Multimedia, Inc. (also known as Vizy Interactive New York), terminated the employment of five individuals. We anticipate that this will result in annualized reductions of expenses of approximately $450,000.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                Not Applicable.

         (b)    PRO FORMA FINANCIAL INFORMATION.

         The following unaudited pro forma balance sheet as of December 31, 2000 gives effect to our sale on March 31, 2001 of Serif Europe and its wholly owned subsidiaries, Serif Inc., Serif GmbH and Dialog 24 Limited to the Buyer.

         Since the operations of Serif Europe and its subsidiaries have been included in discontinued operations in our financial statements for the year ended December 31, 2000, pro forma statements of operations would not be meaningful and have not been presented. The entities included in the sale sustained a net loss of approximately ($4,070,000) for the year ended December 31, 2000, representing approximately 40% of our loss from discontinued operations for such year. We anticipate that we will recognize a gain on disposition of Serif Europe and its subsidiaries of approximately $1,772,000.

         The unaudited pro forma balance sheet is presented for illustrative purposes only and does not purport to be indicative of the financial position that would have actually occurred if the transaction had been effected on December 31, 2000, nor is it indicative of our future financial position. The pro forma adjustments are based on the information and assumptions available as of April 10, 2001.

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

                                  VIZACOM INC.
                        UNAUDITED PRO FORMA BALANCE SHEET

                                                        DECEMBER 31,         PRO FORMA              PRO FORMA
                                                            2000*           ADJUSTMENTS            AS ADJUSTED
                                                       --------------       -----------            -----------
ASSETS
Current assets:
   Cash and cash equivalents                           $     843,836           (491,969)    (A)    $   351,867
   Restricted cash                                                              150,000     (B)        150,000

   Marketable securities                                         797                  -                    797
   Receivables
      Trade, net                                           3,341,960           (109,282)    (A)      3,232,678
      Other                                                  155,025            (61,993)    (A)         93,032
      Notes                                                   60,336            (60,336)    (A)        294,839
                                                                                294,839     (B)

   Inventories                                               864,031           (492,091)    (A)        371,940
   Prepaid expenses and other current assets                 329,152           (118,323)    (A)        210,829
                                                       --------------      -------------           ------------
           Total current assets                            5,595,137           (889,155)             4,705,982

Property and equipment, net                                  818,132           (521,534)    (A)        296,598
Goodwill, net of accumulated amortization                  1,670,040                  -              1,670,040
Business processes and methodologies, workforce,
   and customer lists, net of accumulated amortization     3,758,254                  -              3,758,254
Restricted cash                                              239,838                  -                239,838
Deferred consulting costs                                  1,371,823                  -              1,371,823
Notes receivable, long term                                                     692,661     (B)        692,661
Other assets                                                 628,973           (587,259)    (A)         41,714
                                                       --------------      -------------           ------------
           Total assets                                $  14,082,197         (1,305,287)            12,776,910
                                                       ==============      =============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank notes payable                                  $   1,214,172                  -              1,214,172
   Related party notes payable                               563,867                  -                563,867
   Current portion of capital lease obligations              390,155            (40,432)    (A)        349,723
   Current portion of long-term debt                          74,950            (15,558)    (A)         59,392
   Accounts payable                                        5,027,736         (1,681,524)    (A)      3,346,212
   Accrued liabilities                                     2,622,875           (955,506)    (A)      1,667,369
   Sales and value-added taxes payable                       386,089           (349,497)    (A)         36,592
                                                       --------------      -------------           ------------
           Total current liabilities                      10,279,844         (3,042,517)             7,237,327
Long term debt, less current maturities                        4,138             (4,138)    (A)              -
Capital lease obligations, less current portion               44,579            (31,058)    (A)         13,521
                                                       --------------      -------------           ------------
           Total liabilities                              10,328,561         (3,077,713)             7,250,848
                                                       --------------      -------------           ------------

Commitments and contingencies

Stockholders' equity:
   Common stock, par value $.001 per share,
       60,000,000 shares authorized,                          16,191                  -                 16,191
   Additional paid-in capital                             70,837,263                  -             70,837,263
   Accumulated deficit                                   (66,954,898)         1,772,426     (C)    (65,182,472)
   Accumulated other comprehensive income (loss)            (134,525)                 -               (134,525)
   Treasury stock, 3,095 shares, at cost                     (10,395)                 -                (10,395)
                                                       --------------      ------------            ------------
           Total stockholders' equity                      3,753,636          1,772,426              5,526,062
                                                       --------------      ------------            ------------
           Total liabilities and stockholders' equity  $  14,082,197         (1,305,287)            12,776,910
                                                       ==============      =============           ============
---------------

*  Derived from Vizacom Inc.'s audited balance sheet as of December 31, 2000.


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



                                    Notes to
                                  Vizacom Inc.
                        Unaudited Pro Forma Balance Sheet

(A) Represents the assets and liabilities of Serif (Europe) Limited and its subsidiaries, Serif Inc., Dialog 24 Limited, and Serif GmbH, disposed of pursuant to the share acquisition agreement dated as of March 31, 2001 and related agreements.

(B)    Reflects proceeds of sale:

       Restricted cash                                                          $     150,000
       Note receivable, interest of 10% per annum,
          due in monthly installments through August 2003                             987,500
                                                                                -------------
                                                                                $   1,137,500

       Cash is shown as restricted due to the April 2, 2001 injunction referred to in Item 2 above.

(C)    Represents estimated gain on business sale. See summary below:

       Net proceeds from transaction per note (B) above                         $   1,137,500
       Net assets (liabilities) of entities sold                                     (634,926)
                                                                                --------------
       Estimated gain on transaction                                            $   1,772,426
                                                                                =============

       (c)   Exhibits.

             Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number       Description
-----        -----------
 10.1        Share Acquisition Agreement, dated March 31, 2001, between
             Vizacom Inc. and GW 313 Limited.
 10.2        Software License Agreement, dated as of March 31, 2001, between
             Software Publishing Corporation and Serif (Europe) Limited.
 10.3        Bill of Sale and Assignment and Assumption Agreement, dated as of
             March 31, 2001, among Vizacom Inc., Serif (Europe) Limited, Serif
             Inc., Serif GmbH, Dialog 24 Limited, Software Publishing
             Corporation and Dialog24 Inc.
 10.4        Promissory Note of Serif Inc., dated March 31, 2001, in favor of Vizacom Inc.
 10.5        Charge over Shares, dated March 31, 2001, between Vizacom Inc.
             and GW 313 Limited.
 10.6        Guarantee, dated March 31, 2001, between Vizacom Inc. and GW
             313 Limited.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   April 12, 2001

                                                    VIZACOM INC.



                                    By:           /s/ Alan W. Schoenbart
                                        ----------------------------------------
                                                   Alan W. Schoenbart
                                             Vice President - Finance and
                                                Chief Financial Officer



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